Exhibit (c)(6)
     Project RIVERSpecial Committee Materials  July 24th, 2020  – Preliminary Draft and Highly Confidential; Subject to Material Revision –

 1    Disclaimer  This presentation has been prepared by Banco Santander S.A. (“Santander“) for use solely by the Special Committee of the Board of Directors of RIVER (the “Special Committee”) in connection with its evaluation of a potential transaction involving RIVER and RED (the “Transaction”) and no other purpose. The information contained herein is based upon information supplied by RIVER and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by RIVER. Santander has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of RIVER or any other entity, or concerning the solvency or fair value of RIVER or any other entity. With respect to financial forecasts Santander has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of RIVER (“RIVER’s Management”) as to the future financial performance of RIVER, and at your directionSantander has relied upon such forecasts, as provided by RIVER’s Management. Santander assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Santander assumes no obligation to update or otherwise revise these materials.The financial analysis in this presentation is complex and is not necessarily susceptible to partial analysis or summary desc ription. In performing this financial analysis, Santander has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Santander’s analysis, without considering the analysis as a whole, would create an incomplete view of the proc ess underlying its financial analysis. Santander may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Santander’s view of the actual value of RIVER.These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed, summarised, reproduced, disseminated or quoted from or otherwise referred to, in whole or in part, to third parties without the prior written consent of Santander. These materials and any other advice, written or oral, rendered by Santander are intended solely for the benefit and use of the Special Committee (in its capacity as such) in its consideration of the Transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of RIVER or any other person. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Santander. These materials are intended to serve as discussion materials for the Special Committee to review and as a basis on which Santander may render an opinion. Any reference herein to an opinion or discussion related thereto are qualified in their entirety by reference to any opinion actually rendered by Santander in connection with the Transaction.No selected public company or selected transaction used in Santander’s analysis is directly comparable to River or the Transaction. Nothing contained herein should be construed as tax, legal, regulatory or accounting advice.  – Preliminary Draft and Highly Confidential; Subject to Material Revision –

– Preliminary Draft and Highly Confidential; Subject to Material Revision –

2

Introduction

Information basis

Information basis

- Santander made use of the following information for its preliminary, indicative assessment:
  - Publicly accessible information on RIVER that was considered relevant for the analysis. This includes the 2017 to 2019 20-F annual reports, the 6-K first quarter report for 2020 as well as press releases
  - Internal company information about RIVER provided by the Management that was received by Santander for the purpose of this preliminary, indicative analysis:
    - Budget 2020 (as of December 18th, 2019)
    - Strategy Plan Update (as of December 18th, 2019)
    - Impairment test for Goodwill Mar-20 (as of June 12th, 2020)
    - HUD Business Plan_v9_Banks (as of July 23rd, 2020)
    - Hudson Q2 2020 Report_Banks (as of July 23rd, 2020)
    - Industry reports
  - Virtual meetings on July 20th and 22nd, 2020 with RIVER's Management and the Special Committee focusing on RIVER's financial situation and business performance, the current and future market environment, value drives and underlying assumptions made in the RIVER's Management Business Plan
  - Equity research reports on RIVER and further relevant studies on RIVER, its peers and industry
  - Capital market and financial data for RIVER and selected comparable companies (primary sources: Thomson Reuters Eikon, Capital IQ, company financial statements)
  - Data from precedent transactions in the sector (sources: Mergermarket, Capital IQ, press, company financial statements)

Santander
Corporate & Investment Banking

– Preliminary Draft and Highly Confidential; Subject to Material Revision –

3

Valuation summary

Overview of methodologies (1/2)

Valuation method	Definition	Comments from Santander	Relevance
Discounted cash flow analysis	▪ Values a company's future ability to generate cash flows, by best capturing its specificities and future sources of value creation ▪ Method most accepted by the financial community, but very sensitive to future changes in cash flows, discount rate and terminal value parameters ▪ To address the accounting impact of lease capitalisation under IFRS 16, lease payments are deducted from the free cash flows while the EV adjustments do not include lease obligations for consistency reasons ▪ To derive the equity value, adjustments were deducted from the enterprise value. Implied price per share based on 92.4m diluted shares outstanding	▪ Management Projections are reflecting current Cov-19 economic and market impacts, resulting in short-term down-cycle followed by gradual recovery to pre Cov-19 levels ▪ Higher level of uncertainty regarding future cash flow profile than typically expected ▪ Applying higher Equity Risk Premium (6%) than pre-Cov-19, resulting in a higher WACC ▪ Sensitivities have been applied for TV growth, WACC and profitability in order to reflect different scenarios ▪ Santander relied upon the financial projections as prepared by RIVER's Management and assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management. Santander assumes no responsibility and expresses no view as to such forecasts or the assumptions on which they are based	
Trading multiples	▪ Public market valuation method on the basis of trading multiples of comparable companies, considered similar in terms of (i) business model, (ii) geographic location, and (iii) size ▪ In general, Enterprise Value (EV) / EBITDA used to be generally favoured by the financial community to value companies in the travel retail and concession catering sector ▪ Application of trading comparable companies' 2022E EBITDA multiples to RIVER's 2022E EBITDA based on Management Projections. To derive the equity value, adjustments were deducted from the EV. Implied price per share based on 92.4m diluted shares outstanding	▪ Selection of listed travel retailers and concession caterers considered as closest comparables of RIVER – RED: Majority owner of RIVER with a global reach in travel retail – Listed, Europe-headquartered travel retail and concession catering groups i.a. competing in the US: Autogrill (I), Lagardère (F), SSP (UK), WH Smith (UK) ▪ Peer group with international footprint whereas RIVER is a North American pure play ▪ Selected players diversified in other activities (e.g. Lagardère / Publishing) ▪ Recent introduction of IFRS 16-related capitalised leases has impacted multiple levels and the room for interpretation thereof ▪ Santander has applied multiples based on EV (excl. capitalised leases)/ EBITDA pre IFRS 16, selecting brokers' estimates which disclose this EBITDA definition, as this EBITDA is cash-flow closer ▪ Market valuations and accordingly multiple levels generally impacted by Cov-19, making more forward-looking multiples more applicable, Santander is applying 2022E EBITDA	
Historical trading prices	▪ Based on the historical share price performance of a company during the last 12 months covering: – Range of 52-week low to 52-week high – Volume-weighted average share price calculated for one, three and six months periods	▪ US equity markets have been impacted by Cov-19 pandemic ▪ RIVER share price disproportionally affected due to its business model mainly focused on airport concession retail, significantly suffering from steep fall in passenger numbers due to flight restrictions ▪ Relatively low liquidity making RIVER stock more vulnerable to volatility	

Santander
Corporate & Investment Banking

4

– Preliminary Draft and Highly Confidential; Subject to Material Revision –

Valuation summary

Overview of methodologies (2/2)

Valuation method	Definition	Comments from Santander	Relevance
Equity research target price	▪ Equity research analysts are publishing a target price they believe reflects the value potential of a company's stock within a timeframe of 12 months, applying different valuation methods	▪ Only three analysts covering RIVER, making this not a numerous enough sample to be fully representative ▪ Analysts are applying different valuation methods not comparable to each other ▪ Information reference only	
US minority buy-out premia analysis	▪ Historical US minority buy-out premia offered, applied to spot share price of RIVER	▪ Analysis of final offer premia over closing share price prior to the announcement situations (bidder owning at least 50% at announcement, minimum deal size USD 100-1,000m	
Precedent transaction multiples	▪ Valuation on the basis of multiples of recent transactions that are considered similar in terms of (i) sector and (ii) size and stake considered ▪ This method provides a sense of control premia previously seen within precedent transactions in the industry ▪ Application of the median of precedent transactions' LTM EBITDA multiples to RIVER's LTM EBITDA. To derive the equity value, adjustments were deducted from the enterprise value. Implied price per share based on 92.4m diluted shares outstanding	▪ Selection of US airport retail and concession catering transactions and international players active in the US as well during the last five years considered ▪ Precedent transactions are based on valuation multiples derived from deals priced under different economic conditions than the current environment ▪ Backward-looking multiples are not factoring in the expected Cov-19 impact ▪ For these reasons the precedent transactions method is the <u>least relevant valuation</u> approach presently and therefore <u>has not been applied by Santander</u>	

Santander
Corporate & Investment Banking

5    Source: Note:  Capital IQ as of July 23rd, 2020, RIVER Business Plan, company information, MergermarketImplied equity value per share based on River NOSH assumed at 92.4m and Enterprise Value to Equity Value bridge as per River financials at June 30th, 2020  – Preliminary Draft and Highly Confidential; Subject to Material Revision –Valuation summary  Discounted Cash Flow Analysis Management case  Selected Trading Multiples EV/EBITDA 2022E  Last 12 Months Trading Price  Equity Research Target Price  US Minority Buy-out Premia Analysis (vs. last unaffected share price)     Methodology Implied River equity value per share (USD) Assumptions   Min: WACC @ 8.0%, LTGR: 1.0%  IFRS 16  Max: WACC @ 7.5%, LTGR: 2.0%Pre-IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E6.5x7.1x  2022E5.0x5.5x  2021E20.5x25.2x  2022E6.2x7.6x  IFRS 16  Max: Peers group averagePre-IFRS 16  Min: Autogrill Implied multiples EV/EBITDAMin Max  2021E6.4x6.8x  2022E4.9x5.2x  2021E19.6x22.6x  2022E5.9x6.8x  Spot: $4.42 l Min 12M: $2.38 l Max 12M: $15.72 l VWAP 3M: $5.22  IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E5.6x9.2x  2022E4.3x7.0x  Pre-IFRS 162021E 2022E13.6x 4.1x40.7x 12.3x  Min: TP of $6.00 - Morgan Stanley  IFRS 16  Max: TP of $9.00 - Credit SuissePre-IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E6.6x7.4x  2022E5.0x5.7x  2021E20.9x27.0x  2022E6.3x8.1x  Min: Percentile 25% premia (+4.9%)  IFRS 16  Max: Percentile 75% premia (+29.8%)Pre-IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E6.2x6.5x  2022E4.8x5.0x  2021E18.1x20.4x  2022E5.5x6.1x  Price per share ($)IFRS 16 2021E EV/EBITDA 2022E  3.005.8x4.4x  4.00  5.006.3x4.8x  6.00  7.006.8x5.2x  8.00  9.007.4x5.7x  10.00 11.00 12.007.9x6.1x  13.00 14.008.5x6.5x  15.009.0x6.9x  IFRS 16 metrics:2021E EBITDA: USD 343m2022E EBITDA: USD 448m  Pre-IFRS 16 metrics:2021E EBITDA: USD 45m2022E EBITDA: USD 151m  Pre-IFRS 16 2021E  14.8x    18.9x    23.0x    27.0x  31.1x  35.2x  39.2x      EV/EBITDA 2022E  4.5x    5.7x    6.9x    8.1x  9.4x  10.6x  11.8x  EV-EqV bridge 30/06/20: USD 1,701m  EV-EqV bridge 30/06/20: USD 395m                                                                              4.64  6.00  5.34  5.78  5.74  9.00  6.80  8.08  2.38  15.72      VWAP VWAP 1M 3M & 6M        River latest share price: $4.42

 6    Source: Note:  Capital IQ as of July 23rd, 2020, RIVER Business Plan, company informationReference metrics used for multiples calculation are based on management business plan: pre-IFRS 16 EBITDA 2021E: USD 45m, pre-IFRS 16 EBITDA 2022E:USD 151m, IFRS 16 EBITDA 2021E: USD 343m, IFRS 16 EBITDA 2022E: USD 448m(1) Debt and debt-like items excluding leases as at June 30th, 2020; (2) Cash and cash-like items as at June 30th, 2020; (3) Short and Long-term lease obligations as at June, 30th, 2020  – Preliminary Draft and Highly Confidential; Subject to Material Revision –Analysis at various prices                          Premium analysis River current                        Premium to current share price  (5%)  0%  15%  30%  45%  60%  75%  90%  105%  120%  135%  Implied price per share ($)  4.20  4.42  5.08  5.75  6.41  7.07  7.74  8.40  9.06  9.72  10.39  Purchase price premium to1M VWAP ($4.63)3M VWAP ($5.22)6M VWAP ($5.36)52-week High ($15.72) Brokers' average TP ($7.17)  (9%)(20%)(22%)(73%)(41%)  (5%)(15%)(18%)(72%)(38%)  10%(3%)(5%)(68%)(29%)  24%10%7%(63%)(20%)  38%23%20%(59%)(11%)  53%36%32%(55%)(1%)  67%48%44%(51%)8%  81%61%57%(47%)17%  96%74%69%(42%)26%  110%86%81%(38%)36%  124%99%94%(34%)45%  NOSH (m)  92.4  92.4  92.4  92.4  92.4  92.4  92.4  92.4  92.4  92.4  92.4  Implied Equity Value (USDm)  388  408  470  531  592  653  715  776  837  898  959                          Plus: Debt(1) (USDm)  606  606  606  606  606  606  606  606  606  606  606  Less: Cash(2) (USDm)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  Implied Enterprise Value (USDm) - pre-IFRS 16  783  803  865  926  987  1,048  1,110  1,171  1,232  1,293  1,354                          Plus: Lease obligations(3) (USDm)  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  Implied Enterprise Value (USDm) - IFRS 16  2,089  2,110  2,171  2,232  2,293  2,355  2,416  2,477  2,538  2,600  2,661                          Multiples analysis - pre-IFRS 16                        EV/EBITDA 2021EEV/EBITDA 2022E  17.3x5.2x  17.7x5.3x  19.1x5.7x  20.4x6.2x  21.8x6.6x  23.1x7.0x  24.5x7.4x  25.8x7.8x  27.2x8.2x  28.5x8.6x  29.9x9.0x  Multiples analysis - IFRS 16                        EV/EBITDA 2021EEV/EBITDA 2022E  6.1x4.7x  6.1x4.7x  6.3x4.8x  6.5x5.0x  6.7x5.1x  6.9x5.3x  7.0x5.4x  7.2x5.5x  7.4x5.7x  7.6x5.8x  7.8x5.9x